EXHIBIT 10

GENERAL ELECTRIC CAPITAL CORPORATION AND CONSOLIDATED AFFILIATES

AMENDED AND RESTATED AGREEMENT

AMENDED AND RESTATED AGREEMENT (the "Agreement"), dated April 10, 2015, by and between GENERAL ELECTRIC COMPANY, a New York corporation ("GE") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GE Capital").
WITNESSETH:
WHEREAS, GE owns all of the outstanding common stock of GE Capital;
WHEREAS, GE and GE Capital have approved a new plan announced on April 10, 2015 regarding GE Capital;
WHEREAS, GE and GE Capital consider it to be in their respective best interests that GE fully, irrevocably and unconditionally guarantee GE Capital's obligations under certain debt securities issued or guaranteed by GE Capital on the terms provided herein; and
WHEREAS, GE and GE Capital wish to amend and restate an agreement originally entered into on March 28, 1991 and previously amended and restated on October 29, 2009 and February 24, 2015 (the "Prior Agreement") on the terms provided herein.
NOW, THEREFORE, in consideration of the foregoing, the mutual advantage and benefit of the parties hereto and other good and valuable consideration, the parties hereto hereby amend and restate the Prior Agreement in its entirety as follows:
1.
GE hereby fully, irrevocably and unconditionally guarantees, in accordance with the terms set forth in Appendix A hereto, the payment of the principal (including premium, if any) of and any interest (together with additional amounts, if any) on (A) any and all debt securities (with an original stated maturity in excess of 270 days) issued or guaranteed by GE Capital that are described on Annex I hereto, provided such debt securities are outstanding on the date of this Agreement ("Outstanding Debt Securities") and (B) any and all short-term debt securities outstanding and to be issued from time to time under the commercial paper programs described on Annex II hereto ("CP Securities").  Each party entitled to receive payments of principal (including premium, if any) and interest (together with additional amounts, if any) under the indentures, issuing and paying agency agreements, purchase agreements, program documents or other similar primary agreements or instruments related to the Outstanding Debt Securities or CP Securities (each, an "Applicable Instrument"), as determined thereunder, and no other party, is an intended third party beneficiary of the guarantee provided in this paragraph and in Appendix A.

2.
This Agreement may be amended without the consent of any party entitled to receive payments under the Outstanding Debt Securities or CP Securities (as determined by the Applicable Instrument) to add the holders of additional classes of debt as third party beneficiaries of this Agreement (including by adding additional debt securities to Annex I

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or additional commercial paper programs to Annex II) or in a manner not adverse to any such party.  The parties hereto also reserve the right without the consent of any other party to amend the commercial paper programs described on Annex II hereto, provided that any amendment related to the guarantee provided by this Agreement that is not otherwise permitted, shall only be applied prospectively to CP Securities issued following the date of such amendment.

3.
This Agreement is not, and nothing herein contained and nothing done pursuant hereto by GE shall be deemed to constitute, a guarantee or assurance by GE of the payment of any indebtedness, obligation or liability of any kind or character whatsoever of GE Capital or any of GE Capital's direct or indirect subsidiaries, other than the Outstanding Debt Securities or CP Securities.

4.
This Agreement shall automatically terminate in the event: (a) GE assumes all obligations of GE Capital under, or as guarantor of, the Outstanding Debt Securities and CP Securities, whether by operation of law or otherwise or (b) as to each separate class of Outstanding Debt Securities or CP Securities program, the Applicable Instrument governing such Outstanding Debt Securities or CP Securities has been amended to include, or otherwise has the benefit of, a full and unconditional guarantee by GE substantially on the terms set forth in Appendix A hereto.

5.	This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
6.	This Agreement may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but such counterparts together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

GENERAL ELECTRIC COMPANY

By: /s/ Jeffrey S. Bornstein_______________________
Name: Jeffrey S. Bornstein
Title: Senior Vice President and Chief Financial Officer

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Keith S. Sherin__________________________
Name:  Keith S. Sherin
Title:  Chairman, Chief Executive Officer and President

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APPENDIX A
GE GUARANTEE

FOR VALUE RECEIVED, GENERAL ELECTRIC COMPANY, a New York corporation (the "Guarantor") hereby fully, irrevocably and unconditionally guarantees (this "Guarantee") the payment of the principal (including premium, if any) of and any interest (together with any additional amounts payable in respect of withholding for or on account of taxes and other governmental charges, to the same extent, and subject to the same limitations and requirements under, the Applicable Instrument that would be required under the Applicable Instrument if the payment were being made by GE Capital or the applicable issuer)  on each Outstanding Debt Security and each CP Security (each, a "Security" and collectively the "Securities"), as the same shall become due and payable after any applicable grace period (whether at maturity or upon redemption, declaration or otherwise), to each party entitled to receive such payments under the Securities (as determined by the Applicable Instrument).  Defined terms used in this Guarantee and not otherwise defined herein shall have the meanings given to such terms in the Agreement to which this Appendix A is a part.
The Guarantor hereby agrees that its obligations hereunder shall be irrevocable and unconditional, irrespective of the validity, legality or enforceability of the Security to which this Guarantee applies, the absence of any action to enforce such Security, the recovery of any judgment against GE Capital (or the issuer of such Security guaranteed by GE Capital (such issuer, a "Guaranteed Issuer")) or any action to enforce the same or any insolvency, bankruptcy, reorganization or similar proceeding of or with respect to GE Capital (or, as applicable, the Guaranteed Issuer) or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby expressly waives, to the fullest extent permitted by applicable law, all rights of setoff, recoupment and counterclaim (provided that nothing herein shall prevent the assertions of such claims by separate suit or compulsory counterclaim), the benefit of any statute of limitations affecting Guarantor's liability hereunder, diligence, presentment, demand of payment, filing of claims with a court in the event of merger or insolvency bankruptcy, reorganization or similar proceeding of or with respect to GE Capital (or, as applicable, the Guaranteed Issuer), any right to require a proceeding first against GE Capital (or, as applicable, the Guaranteed Issuer), protest or notice with respect to said Security or the indebtedness evidenced thereby and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Guarantee.   The Guarantor hereby further expressly waives all other defenses or benefits with respect to this Guarantee that may be afforded by applicable law limiting the liability of or exonerating guarantors as sureties.
An event of default under, non-payment of or acceleration of any series of the Securities shall entitle the holders thereof to exercise their rights and remedies against the Guarantor under this Guarantee in the same manner and to the same extent as they have the right to do so against GE Capital (or, as applicable, the Guaranteed Issuer) under the terms of the Applicable Instrument governing such Securities (or the guarantee of GE Capital related thereto) as originally issued (or as amended pursuant to its terms).  If any principal or interest on any Security is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization or
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similar proceeding of or with respect to GE Capital (or, as applicable, the Guaranteed Issuer), the Guarantor's obligations hereunder with respect to such payment will be reinstated as though such payment has been due but not made at such time.
Until the holder of said Security has received, from GE Capital (or, as applicable, the Guaranteed Issuer) or out of its or their assets, or from the Guarantor or out of its assets, moneys which such holder is entitled to retain for its own account, equal in the aggregate to the unpaid principal amount of (including premium, if any, on) said Security plus all accrued and unpaid interest (together with additional amounts, if any) thereon, the Guarantor will remain liable on this Guarantee.
The Guarantor shall be subrogated to all rights of the holder of the Security to which this Guarantee applies against GE Capital (or, as applicable, the Guaranteed Issuer) in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee; provided that the Guarantor shall not be entitled to enforce or receive any payment arising out of, or based upon, such right of subrogation until all amounts due on or to become due on or in respect of all the Securities to which this Guarantee relates shall have been paid in full or duly provided for.
This Guarantee constitutes a guarantee of payment and not collection and is unsecured and ranks equally and ratably with all other unsecured obligations of the Guarantor; provided such Guarantee with respect to any subordinated class of Securities (each Applicable Instrument governing such class of Securities, a "Subordinated Instrument") will be subordinated to the other obligations of the Guarantor to the same extent that GE Capital's (or, as applicable, the Guaranteed Issuer's) obligations under such Subordinated Instrument are subordinated to other obligations of GE Capital (or, as applicable, the Guaranteed Issuer), it being understood that (i) the relevant subordination provisions and related enforcement provisions set forth in each such Subordinated Instrument shall apply mutatis mutandis to this Guarantee and the Guarantor in respect of this Guarantee and (ii) this Guarantee is not intended, and shall not be construed, to change the relative payment priorities of such Subordinated Instruments as against other obligations of GE Capital (or, as applicable, the Guaranteed Issuer).
The Guarantor hereby represents and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee, and to constitute the same the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except that enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization and other laws of general application relating to or affecting the rights of creditors or by general principles of equity, including the limitation that specific performance, being an equitable remedy, is discretionary and may not be ordered, have been done and performed and have happened in compliance with all applicable laws.
No recourse for the payment on this Guarantee, or for any claim based hereon or otherwise in respect hereof, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Guarantor or of any successor corporation, either directly or through the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
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The Guarantor shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless in case the Guarantor shall consolidate with or merge into another person or convey, transfer or lease its properties and assets substantially as an entirety to any person, the person formed by such consolidation or into which the Guarantor is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a corporation, partnership, limited liability company, trust or other entity, and shall expressly assume all obligations under this Guarantee.
Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other person or any conveyance, transfer or lease of the properties and assets of the Guarantor substantially as an entirety, the successor person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Guarantee with the same effect as if such successor person had been named as the Guarantor herein; and in the event of any such conveyance or transfer (other than a lease) the Guarantor shall be discharged from all obligations and covenants under this Guarantee and may be dissolved and liquidated.
The foregoing Guarantee shall automatically terminate in the event: (a) GE assumes all obligations of GE Capital under, or as a guarantor of, the Securities, whether by operation of law or otherwise or (b) as to each separate class of Outstanding Debt Securities or CP Securities program, the Applicable Instrument governing such Securities has been amended to include, or otherwise has the benefit of, a full and unconditional guarantee by GE substantially on the terms set forth in this Guarantee, with such appropriate changes as GE and GE Capital may agree solely to conform to the Applicable Instrument governing the Securities of such class (including any applicable subordination provision and making the amendment, enforcement and remedial provisions thereunder applicable to this Guarantee to the same extent they are applicable to the relevant underlying Securities of such class or any GE Capital guarantee thereof).
This Guarantee may be amended without the consent of any party entitled to receive payments under the Securities (as determined by the Applicable Instrument) to add the holders of additional classes of debt as third party beneficiaries of this Guarantee (including by adding additional debt securities to Annex I or additional commercial paper programs to Annex II) or in a manner not adverse to any such party. The parties hereto also reserve the right without the consent of any other party to amend the commercial paper programs described on Annex II hereto, provided that any amendment related to this Guarantee that is not otherwise permitted, shall only be applied prospectively to CP Securities issued following the date of such amendment.
This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.
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ANNEX I
DEBT SECURITIES GUARANTEED
1.            Debt securities issued by GE Capital pursuant to a registration statement filed under the United States Securities Act of 1933, including senior unsecured, subordinated and senior secured notes issued under the GE Capital medium term note programs, debt securities issued under the GE Capital InterNotes program and the floating rate notes issued by GE Capital, but excluding the GE Interest Plus notes and GE Capital Select notes.*
2.              USD, Euro and GBP-denominated fixed to floating rate subordinated debentures issued by GE Capital (including those underlying trust preferred securities (TruPS) issued by any trust owning such debentures; however, the Guarantee does not extend to such trust preferred securities themselves or any guarantee thereof).
3.            Debt securities issued or guaranteed by GE Capital under the GE Capital European programmes (including the standalone Namensschuldverschreibung issuance) for the issuance of medium-term notes by GE Capital, GE Capital European Funding, GE Capital UK Funding and/or GE Capital Australia Funding Pty Ltd.
4.            Debt securities issued by GE Capital Canada Funding Company that are guaranteed by GE Capital under the GE Capital Canada Funding Company medium term note program.
5.            Debt securities issued by GE Capital Australia Funding Pty Ltd. that are guaranteed by GE Capital under the GE Capital Australia Funding Pty Ltd. medium term note program.
6.            Swiss Franc fixed rate bonds issued by GE Capital.
7.            Japanese Yen fixed and floating rate bonds issued by GE Capital.
8.            Debt securities issued by Security Capital Group Incorporated (Notes due 2028), Susa Partnership, L.P. (Notes due 2017, 2018 and 2027), Diamond Senior Living, LLC (Notes due 2016) and GE Capital Franchise Finance Corporation (Notes due 2026), in each case, that are guaranteed by GE Capital.
9.            Debt securities issued by GE Capital that were originally co-issued with LJ VP Holdings LLC (Notes due 2019).
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* The foregoing securities do not include GE Capital subordinated debt securities (originally issued by General Electric Capital Services, Inc.) guaranteed by GE, as such securities already benefit from a full and unconditional GE guarantee.

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ANNEX II
COMMERCIAL PAPER PROGRAMS
1.	US commercial paper program existing on the date hereof and providing for issuances by GE Capital.
2.	Euro-commercial paper programme existing on the date hereof and providing for issuances by GE Capital, GE Capital European Funding and GE Capital UK Funding.

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